Exhibit 2.2

This Security is not insured by the Federal Deposit Insurance Corporation or the Canada Deposit Insurance Corporation or any federal or other governmental agency of the United States of America or Canada.

This Security is a global Security within the meaning of the Indenture hereinafter referred to and is registered in the name of the Depositary or a nominee thereof.  This Security may not be transferred to, or registered or exchanged for Securities registered in the name of, any Person other than the Depositary or a nominee thereof or a successor of such Depositary or a nominee of such successor, and no such transfer may be registered, except in the limited circumstances described in the Indenture.  Every Security authenticated and delivered upon registration of, transfer of, or in exchange for or in lieu of, this Security shall be a global Security subject to the foregoing, except in such limited circumstances.

Unless this Certificate is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New York) to the Company or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of The Depository Trust Company and any payment hereon made to Cede & Co., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.

CANADIAN IMPERIAL BANK OF COMMERCE

Principal Protected “Performance Allocation” Notes due July 29, 2010
(Based on the Value of a Global Basket of Three Equity Indices)

No. 1	US$4,000,000
CUSIP No. 13605F AW 8

Canadian Imperial Bank of Commerce, a financial institution duly organized and existing under the Bank Act (Canada) (herein called the “Company”, which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the principal sum of $4,000,000 on July 29, 2010 or such other date as determined pursuant to Section 2.4 on the reverse hereof (the “Maturity Date”), in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts. This Security shall not bear periodic interest.  On the Maturity Date, the Company shall pay the Holder hereof the full principal amount of the Note plus the Basket Return Payment (if any) as such term is defined in Section 2 on the reverse side of this Security.  The payment of such principal (and Basket Return Payment, if any) shall be made at the office or agency maintained by the Company in either Wilmington, Delaware or New York, New York; provided, that if CEDE & CO. or another nominee of the Depository is the registered owner of this Security, payments of principal and the Basket Return Payment, if any, or other payment required to be made hereon, if any, will be made in immediately available funds through the Depository’s Same-Day Funds Settlement System.

1

This is redeemable before the Maturity Date as provided in Section 4 on the reverse hereof.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated:  July 29, 2005

CANADIAN IMPERIAL BANK OF COMMERCE

By:
Name: D. G. Dickinson
Title: Vice-President

By:
Name: Peter W. Kay
Title: Senior Vice-President

2

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

WILMINGTON TRUST COMPANY,
As Trustee

By:
Authorized Signer

1

[REVERSE OF SECURITY]

1.                                       General.  This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities”) issued and to be issued in one or more series under an indenture, dated as of May 28, 2003 (herein called the “Indenture”), between the Company and Wilmington Trust Company, as trustee (herein called the “Trustee”, which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee, and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered.  This Security is one of the series designated on the face hereof and will initially be offered in the principal amount of $4,000,000.  The Company may, without the consent of the Holders, issue additional Securities of this series and thereby increase such principal amount in the future, on the same terms and conditions and with the same CUSIP number as this Security.

2.                                       Basket Return Payment.

2.1                                 At maturity, in addition to the principal amount hereof, the Company shall pay the Holder the Basket Return Payment in cash.  The Basket Return Payment shall equal: (i) the principal amount hereof; multiplied by (ii) the Upside Participation Rate; multiplied by (iii) the Allocated Basket Return.  If the calculation set forth in the preceding sentence results in a Basket Return Payment which is equal to or less than zero, then there shall be no Basket Return Payment.  Notwithstanding the foregoing, if a particular basket index is replaced by a successor index using, in the determination of the Calculation Agent, the same or a substantially similar formula for and method of calculation as used in the calculation of the basket index, then the successor index (the “Successor Index”) will be deemed to be a basket index.  If the Basket Index Sponsor at any time does not calculate the basket index and a successor sponsor determined to be acceptable by the Calculation Agent calculates and announces the index, such successor sponsor shall be deemed to be the Basket Index Sponsor and the index will be a basket index.

2.2                                 (a)                                  If (i) on or prior to any Determination Date, a Basket Index Sponsor announces that it will make a material change in the formula for or the method of calculating the basket index or in any other way materially modifies the basket index (other than a modification prescribed in that formula or method to maintain the basket index in the event of changes in constituent stock and capitalization and other routine events) (a “Basket Index Modification”) or permanently cancels the basket index and no Successor Index exists or no longer calculates the basket index (a “Basket Index Cancellation”) or (ii) on such Determination Date, the Basket Index Sponsor fails to calculate and announce the basket index (a “Basket Index Disruption” and together with a Basket Index Modification and a Basket Index Cancellation, each a “Basket Index Adjustment Event”), then the Calculation Agent shall determine if such Basket Index Adjustment Event materially affects the potential amount payable on these Securities at maturity and, if so, then the Calculation Agent shall calculate the Basket Index Closing Value on such Determination Date and for each Determination Date thereafter using, in lieu of a published level for the affected basket index, the level for the basket index as of any such Determination Date as determined by the Calculation Agent in accordance with the formula for and method of calculating the basket index last in effect prior to the change, failure or cancellation giving rise to the Basket Index Adjustment Event, using only those securities that comprised the basket index immediately prior to that Basket Index Adjustment Event.  For purposes of clause (i), the Calculation Agent shall determine in its sole and absolute discretion whether any such change is material.

(b)                                 Notwithstanding Section 2.2(a), if the Calculation Agent determines, in its sole and absolute discretion, that the calculations described in Section 2.2(a) will not achieve an equitable result or are impracticable, then the Calculation Agent may make such further calculations and adjustments as, in the good faith judgment of the Calculation Agent, may be necessary in order to arrive at a level of a stock index comparable to the basket index or, if applicable, Successor Index, as the case may be, as if the Basket Index Adjustment Event had not occurred and the Calculation Agent will calculate the Basket Index Closing Value and the Initial Index Value, if necessary, with reference to the basket index or such Successor Index, as adjusted.  Accordingly, if the method of calculating the basket index or a Successor Index is modified so that the level of such basket index is a fraction of what it would have been if it had not been modified (e.g., due to a split in the basket index), then the Calculation Agent will adjust such basket index in order to arrive at a level of the basket index or such Successor Index as if it had not been modified (e.g., as if such split had not occurred).

2.3                                 If, during the term of the Notes, any closing level published by one of the Basket Index Sponsors that is utilized for any calculation of amounts payable under the Notes is subsequently corrected and the correction is published by one of the Basket Index Sponsors, the Calculation Agent will determine the amount that is payable as a result of that correction, and to the extent necessary, will adjust the terms of the amounts payable under the Notes to account for such correction; provided, that if any correction is made by one of the Basket Index Sponsors to the Basket Index Closing Value on the final determination date, the Calculation Agent will make the adjustment described above as to the final determination date only if the correction is published by that particular Basket Index Sponsor within one Scheduled Trading Day after the final determination date.

2.4                                 If any Determination Date is a Market Disrupted Day with respect to any basket index, then such Determination Date shall be postponed to the first succeeding Scheduled Trading Day that is not a Market Disrupted Day with respect to that basket index, unless each of the eight Scheduled Trading Days immediately following the originally scheduled Determination Date is a Market Disrupted Day.  In such case, (A) such eighth Scheduled Trading Day shall be deemed to be such Determination Date, notwithstanding the fact that such day is a Market Disrupted Day, and (B) the Calculation Agent shall determine the Basket Index Closing Value as of such eighth Scheduled Trading Day in accordance with the formula for and method of calculating the value of the applicable basket index last in effect prior to the occurrence of the first Market Disrupted Day, without rebalancing or substitution, using the closing price on such eighth Scheduled Trading Day of each security most recently comprising the applicable basket index (or, if trading in the relevant securities has been materially suspended or materially limited on such eighth Scheduled Trading Day, such good faith estimate of the value for the relevant security as of such eighth Scheduled Trading Day).  In the event the Final Determination Date is postponed pursuant to this Section 2.4, the Maturity Date shall be the date that is the third Note Business Day immediately following the actual Final Determination Date.

2.5                                 Absent manifest error, all determinations made by the Calculation Agent shall be final and binding on the Holder.  The Company shall take such action as shall be necessary to ensure that there is at all relevant times a financial institution serving as the Calculation Agent hereunder. The Company may, in its sole discretion at any time and from time to time, upon written notice to the Trustee, but without notice to the Holder of this Security, terminate the appointment of any Person serving as the Calculation Agent and appoint another Person (including any Affiliate of the Company) to serve as such agent. Insofar as this Security provides for the Calculation Agent to obtain closing levels or other information from any institution or other source, the Calculation Agent may do so from any source or sources of the kind contemplated or otherwise permitted hereby notwithstanding that any one or more of such sources are such agent, Affiliates of such agent or Affiliates of the Company.

2.6                                 As used in this Section 2:

(i) ”Allocated Basket Return” means [50% x The highest of the three Average Index Returns] + [30% x The second highest of the three Average Index Returns] + [20% x The lowest of the three Average Index Returns].

(ii) ”Average Index Return” means, for each of the three basket indices:

Average Index Value – Initial Index Value

Initial Index Value

(iii) ”Average Index Value” means, for each of the three basket indices, the arithmetic average of the Basket Index Closing Values on each of the five determination dates.

(iv) ”Basket Index Closing Value” means, for any Note Business Day, the official closing value for the basket index or any Successor Index for such Note Business Day published at the regular weekday close of trading on that Scheduled Trading Day; provided, that, if on or after the date this Security is issued the Basket Index Sponsor materially changes the time of day at which such official closing value is determined or no longer announces such official closing value, the Company may thereafter deem the Basket Index Closing Value of the basket index to be the level of the basket index as of the time of day used by the Basket Index Sponsor to determine the official closing value prior to such change or failure to announce.

(v) ”Basket Index Sponsor” means any Person which: (A) is responsible for setting and reviewing the rules and procedures and the methods of calculation and adjustments, if any, related to a basket index and (B) announces (directly or through an agent) the level of the basket index on a regular basis during each Scheduled Trading Day, provided that such Person is reasonably acceptable to the Company.  The initial Basket Index Sponsors are Standard & Poor’s, a division of The McGraw-Hill Companies, Inc., STOXX Limited, and NKS.

(vi) ”Basket Indices” means the S&P 500® Index, the Dow Jones EURO STOXX 50® Index and the Nikkei 225 Index .

(vii) ”Calculation Agent” means the Person responsible for calculation of the Basket Return Payment and making the determinations required to be made hereby.  Initially, the Calculation Agent shall be the Company.

(viii) ”Determination Date” means the 26th day of each July (the first determination date is July 26, 2006, and the last determination date is July 26, 2010) in each case subject to adjustment for nontrading days or market disruption events with respect to a basket index.

(ix) ”Early Closure” means the closure on any Note Business Day of any relevant Exchange(s) relating to securities that comprise 20 percent or more of such basket index or any Related Exchange(s) prior to its Scheduled Closing Time unless such earlier closing time is announced by such Exchange(s) or Related Exchange(s) at least one hour prior to the earlier of: (i) the actual closing time for the regular trading session on such Exchange(s) or Related Exchange(s) on such Note Business Day and (ii) the submission deadline for orders to be entered into the Exchange or Related Exchange system for execution at the Valuation Time on such Note Business Day.

(x) “Exchange” means each exchange or quotation system which the Calculation Agent determines to be the primary exchange or quotation system for the trading in a security underlying a particular basket index, any successor to such exchange or quotation system or any substitute exchange or quotation system to which trading in the securities underlying the basket index has temporarily relocated (provided that the Calculation Agent has determined that there is comparable liquidity relative to the securities underlying the basket index on such temporary substitute exchange or quotation system as on the original Exchange).

(xi) “Exchange Disruption” means any event (other than an Early Closure) that disrupts or impairs (as determined by the Calculation Agent) the ability of market participants in general: (i) to effect transactions in, or obtain market values for, securities that then comprise 20 percent or more of the level of such basket index on any relevant Exchange, or (ii) to effect transactions in, or obtain market values for, futures or options contracts relating to such basket index on any Related Exchange.

(xii) “Final Determination Date” means the Determination Date scheduled for July 26, 2010.

(xiii) “Initial Index Value” means, for each of the three basket indices, the closing value for each basket index on July 26, 2005.  The Initial Index Value for the S&P 500® Index is 1,231.16, the Initial Index Value for the Dow Jones EURO STOXX 50® Index is 3,302.98 and the Initial Index Value for the Nikkei 225 Index is 11,737.96.

(xiv) “Market Disrupted Day” means, with respect to any basket index, any Scheduled Trading Day on which a Market Disruption Event has occurred.

(xv) “Market Disruption Event” means, with respect to any basket index, the occurrence or existence of: (i) a Trading Disruption, (ii) an Exchange Disruption (which in either case of clauses (i) or (ii), the Calculation Agent determines is material, at any time during the one hour period that ends at the relevant Valuation Time), or (iii) an Early Closure. For the purposes of determining whether a Market Disruption Event has occurred, the relevant contribution of a component security to the level of a basket index shall be based on a comparison of (x) the portion of the level of such basket index attributable to that component security to (y) the overall level of such basket  index, in each case immediately before the Market Disruption Event.

(xvi) “Note Business Day” means a Business Day (as defined in the Indenture) which is also a Scheduled Trading Day.

(xvii) “Related Exchange” means each exchange or quotation system where trading has a material effect (as determined by the Calculation Agent) on the overall market for futures or options contracts relating to the basket index.

(xviii) “Scheduled Closing Time” means, in respect of an Exchange or Related Exchange on a Scheduled Trading Day, the scheduled weekday closing time of such Exchange or Related Exchange on such Scheduled Trading Day, without regard to after hours or any other trading outside of the regular trading session hours.

(xix) “Scheduled Trading Day” means any day , as determined by the Calculation Agent, on which trading is generally conducted on the relevant Exchange(s) for securities underlying the applicable basket index; provided that in respect of the Dow Jones EURO STOXX 50® Index only, any day on which (i) the index level sponsor publishes the level of the basket index and (ii) Eurex is scheduled to be open for its regular trading session.

(xx) “Trading Disruption” means: (a) any suspension of or limitation imposed on trading by the relevant Exchange or Related Exchange or otherwise and whether by reason of movements in price exceeding limits permitted by the relevant Exchange or Related Exchange or otherwise (i) on any relevant Exchange(s) relating to securities that then comprise 20 percent or more of the level of such basket index, or (ii) in futures or options contracts relating to such basket index on any exchanges or quotation systems on which the Calculation Agent determines that trading has a material effect on the overall market for basket indices options and futures contracts, or (b) any event, circumstance or cause (whether or not reasonably foreseeable) beyond the reasonable control of the Company or any person that does not deal at arm’s length with the Company which has or will have a material adverse effect on the ability of equity dealers generally to place, maintain or modify hedges of positions in respect of such basket index.

(xxi)  “Upside Participation Rate” means 100%.

(xxii) “Valuation Time” means the time of day at which the Basket Index Closing Value is to be determined by the Basket Index Sponsor on a Scheduled Trading Day.

3.                                       No Redemption.  These Securities are not redeemable prior to Maturity, except as set forth in Section 4.

4.                                       Additional Payments and Right of Redemption upon the Occurrence of a Tax Event.  The Company will pay to any Holder who is a resident of the United States (for the purposes of The Canada-United States Tax Convention (1980)) such additional amounts (the “Additional Tax Amount”) as may be necessary in order that every net payment of the principal of and interest on the Securities of this series and any other amounts payable on such Securities, after withholding for or on account of any present or future tax, assessment or governmental charge imposed upon such payment by Canada, will not be less than the amount provided for in such Securities to be then due and payable.  The Company will not, however, be required to make any payment of Additional Amounts to any beneficial owner for or on account of:

(i)  any such tax, assessment or other governmental charge that would not have been so imposed but for a connection (including, without limitation, carrying on business in Canada or a Province of Canada or having a permanent establishment or fixed base in Canada or a Province of Canada) between such owner or the beneficial owner of a Security and Canada or a political subdivision or taxing authority of or in Canada, other than merely holding such Security or receiving payments with respect to such Security;

(ii)  any estate, inheritance, gift, sales, transfer or personal property tax or any similar tax, assessment or governmental charge with respect to such Security;

(iii)  any tax, assessment or other governmental charge imposed by reason that such owner or beneficial owner of such Security does not deal at arm’s length within the meaning of the Income Tax Act (Canada) with the Company;

(iv)  any tax, assessment or other governmental charge that is levied or collected otherwise than by withholding from payments on or in respect of such Security;

(v)  any tax, assessment or other governmental charge required to be withheld by any paying agent from any payment of principal of, or interest on, any such security, if such payment can be made without such withholding by at least one other paying agent;

(vi)  any tax, assessment or other governmental charge that would not have been imposed but for the failure to comply with certification, information or other reporting requirements concerning the nationality, residence or identity of the beneficial owner of such security, if such compliance is required by Canada or any political subdivision or taxing authority of or in Canada as a precondition to relief or exemption from such tax, assessment or other governmental charge; or

(vii)  any combination of the items listed above;

nor shall additional amounts be paid with respect to any payment on such Securities to a resident of the United States (for purposes of the Canada-United States Income Tax Convention (1980)) who is a fiduciary or partnership or other than the sole beneficial owner of such payment to the extent such payment would be required by the laws of the United States (or any political subdivision thereof) to be included in the income, for tax purposes, of a beneficiary or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner who would not have been entitled to the additional amounts had such beneficiary, settlor, member or beneficial owner held its interest in the security directly.

The Company shall have the right to redeem the Securities of this series prior to maturity as provided in the Indenture but subject to the provisions hereinafter set forth, in whole but not in part, if at any time prior to maturity, it is or will be obligated to pay the Additional Tax Amounts as described in this Section 4.

Notice of such redemption shall not be given earlier than sixty days prior to the earliest date on which the Company would obligated to pay such Additional Tax Amounts if a payment in respect of the Securities of this series were then due.  Notice of redemption will be given not less than thirty and not more than sixty days prior to the date fixed for redemption, which date and applicable redemption price will be specified in the notice.  Prior to giving any notice of redemption, the Company will deliver to the Trustee: (i) a certificate stating that it is entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to the Company’s right to so redeem have occurred and (ii) an opinion of independent counsel or written advise of a qualified tax expert, such counsel or expert being reasonably acceptable to the Trustee, to such effect based on such statement of facts.

The redemption price of the Securities will be determined by the Calculation Agent in a manner reasonably calculated to preserve the Holder’s and the Company’s relative economic position.

5.                                       Events of Default.  If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

6.                                       Modifications and Waivers; Obligation of the Company Absolute.  The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of at least a majority in principal amount of the Securities at the time Outstanding of each series to be affected.  The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences.  Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any other amounts required to be paid on this Security at the times, places and rate, and in the coin or currency, herein prescribed.

7.                                       Authorized Denominations.  The Securities are issuable in registered form, without coupons, in denominations of $1,000 and any integral multiple of $1,000 in excess thereof.  As provided in the Indenture, and subject to certain limitations therein set forth and to the limitations described below, if applicable, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

8.                                       Registration of Transfer.  As provided in the Indenture and subject to certain limitations set forth therein and as may be set forth on the face hereof, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Issuer in any place where the principal of (and premium, if any) on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

This Security is exchangeable only if: (x) the Depository notifies the Company that it is unwilling or unable to continue as Depository for this Security or if at any time the Depository ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended, (y) the Company in its sole discretion determines that this Security shall be exchangeable for certificated Securities in registered form or (z) an Event of Default, or an event which with the passage of time or the giving of notice would become an Event of Default, with respect to the Securities represented hereby has occurred and is continuing, provided that the definitive Securities so issued in exchange for this permanent Security shall be in denominations of $1,000 and any integral multiple of $1,000 in excess thereof and be of like aggregate principal amount and tenor as the portion of this permanent Security to be exchanged, and provided further that, unless the Company agrees otherwise, Securities of this series in certificated registered form will be issued in exchange for this permanent Security, or any portion hereof, only if such Securities in certificated registered form were requested by written notice to the Trustee or the Securities Registrar by or on behalf of a person who is beneficial owner of an interest hereof given through the Holder hereof.  Except as provided above, owners of beneficial interests in this permanent Security will not be entitled to receive physical delivery of Securities in certificated registered form and will not be considered the Holders thereof for any purpose under the Indenture.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

9.                                       Owners.  Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this

Security is overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

10.                                 No Recourse Against Certain Persons.  No recourse for the payment of the principal or any other amounts required to be paid on this Security, or for any claim based hereon or otherwise in respect hereof, and no recourse under or upon any obligation, covenant or agreement of the Company in the Indenture or in any Security, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company or of any successor corporation of either of them, either directly or through the Company or any successor corporation of either of them, whether by virtue of any constitution, statute or rule or law or by the enforcement of any assessment or penalty or otherwise, all such liability being by the acceptance hereof and as a condition of and as part of the consideration for the issue hereof, expressly waived and released.

11.                                 No Defeasance.  The provisions set forth in Sections 10.01(b) and (c) of the Indenture shall not apply to the Securities of this series.

12.                                 Governing Law.  The Indenture and the Securities shall be governed by and construed in accordance with the laws of the State of New York.

13.                                 Notices.  Notices to Holders of Registered Securities shall be sufficiently given if in writing and mailed, first-class postage prepaid, to each Holder entitled thereto, at his or her last address as it appears in the Security Register.

14.                                 Defined Terms.  All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR

OTHER IDENTIFYING NUMBER OF ASSIGNEE

PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEE

the within Security and all rights thereunder, hereby irrevocably constituting and appointing ________________________________ attorney to transfer said Security on the books of the Company, with full power of substitution in the premises.

Dated:
Signature:

NOTICE:  THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON PAGE 1 OF THE WITHIN INSTRUMENT IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.